Delek Logistics Partners, LP Investor Presentation August 2017

2 Disclaimers These slides and any accompanying oral and written presentations contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”, or ”Delek Logistics”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our substantial dependence on Delek US Holdings, Inc. (“Delek”) (NYSE: DK) or its assignees and their respective ability to pay us under our commercial agreements; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the timing and extent of changes in commodity prices and demand for crude oil and refined products; the suspension, reduction or termination of Delek's or its assignees' or any third-party's obligations under our commercial agreements; as it relates to potential future growth opportunities and other potential benefits for Delek Logistics, the risks and uncertainties related to the ability to successfully integrate the businesses of Delek and Alon USA Energy, Inc., risks related to disruption of management time from ongoing business operations due to the integration implementation, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost- cutting synergies or it may take longer than expected to achieve those synergies and other factors discussed in our other filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek Logistics believes that the presentation of EBITDA, distributable cash flow and distribution coverage ratio provides useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA, distributable cash flow and distribution coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, distributable cash flow and distribution coverage ratio have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see reconciliations of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix.

Investment Highlights

Overview (NYSE: DKL)	• Current Price: $31.00/unit [(1)] • Market Capitalization: $755.2 million [(1)] • Current Distribution: $0.705/LP unit qtr.; $2.82/LP unit annualized[(2)] • Current Yield: 9.1% [(1)(2)] • Distribution per LP unit growth rate target = minimum of 10% annually through 2019
Conservative Financial Position	• 2Q17 Net income of $19.0 million and EBITDA of $30.3 million [(3)] • $538.5 million credit availability at June 30th, 2017; Total leverage 3.9x • 2Q17 Net cash from operating activities of $23.9 million, distributable cash flow (DCF) of $23.4 million and DCF coverage ratio of 1.07x $250 million 6.75% Sr. Notes due 2025 issued in May 2017; net proceeds reduced revolver balance
Stable Cash Flow Focused	• Primarily traditional MLP assets/structure • Inflation-indexed fees for most contracts • Primarily long initial term fee-based contracts with minimum volume commitments
Growth Oriented	• Eight acquisitions since July 2013; generally in 8x-10x valuation range based on initial annualized EBITDA[(4)] • Two joint venture pipeline development projects - RIO in the Permian Basin completed Sept. 2016; Caddo completed Jan. 2017
Sponsor - Delek US (NYSE: DK)	• Currently owns approximately 63.5%, incl. 2% GP interest [(5)] • Majority of DKL assets support DK refining system • $30 million DKL limited partner unit repurchase authorization in place • Acquired remaining shares in Alon USA on July 1, 2017

(1) Based on price per common limited unit as of close of trading on August 8, 2017.
(2) Annualized distribution based on quarterly distribution for quarter ended June 30, 2017, to be paid on August 11, 2017.
(3) For reconciliation please refer to pages 28 and 29.
(4) Annualized EBITDA estimates based on expected performance at the time of purchase. Actual results will vary based on market conditions, operating rates and expenses.
(5) Currently 5.4% of the ownership interest in the general partner is owned by three members of senior management of Delek US (who are also directors of the general partner). The remaining ownership interest is held by a subsidiary of Delek US.

Delek LOGISTICS

3

Delek US – A Growth Oriented, Financially Strong Sponsor

Operational Strength	• 302,000 bpd of refining capacity in Texas, Arkansas, Louisiana • Access to crude / product terminals, pipeline and storage assets
Financial Strength	• Current DK $1.9 billion equity market value and $2.5 billion enterprise value[(1)(2)] • At June 30, 2017 Delek US had $250.2 million net debt and $572.3 million in cash; Alon USA had $349.5 million net debt and $215.3 million of cash for a combined net debt of $599.7 million [(1)]
Growth Oriented [(4)]	• On July 1, 2017, acquired the remaining 53% of the outstanding common stock of Alon USA (NYSE:ALJ) that Delek US did not already own. • Created a premier Permian based refining system with approximately 300,000 bpd of refining capacity and an estimated $78 million of logistics EBITDA for future potential dropdowns to DKL

Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution[(1)]

REFINING

- 302,000 BPD in total

El Dorado, AR
- 80,000 BPD
- 10.2 complexity

Tyler, TX
- 75,000 BPD
- 8.7 complexity

Krotz Springs, LA
- 74,000 BPD
- 8.4 complexity

Big Spring, TX
- 73,000 BPD
- 10.5 complexity

LOGISTICS [(3)]

- 9 Terminals
- Approx. 1,250 miles of pipelines
- 8.5 million bbls storage capacity

RETAIL

- 300 locations in Southwest US

OTHER

- Asphalt and renewable operations



DELEK REFINERIES
DELEK TERMINAL
DELEK LOGISTICS TERMINAL
DELEK ASPHALT TERMINAL
DELEK RENEWABLES
DELEK RETAIL CITIES
THIRD PARTY TERMINAL
DELEK LOGISTICS CRUDE PIPELINE
DKL JOINT VENTURE CRUDE PIPELINES
THIRD PARTY CRUDE PIPELINES
THIRD PARTY PRODUCT PIPELINES
LONGVIEW, TEXAS
CORPORATE HEADQUARTERS
FERNLEY
ELK GROVE
BAKERSFIELD
MOJAVE
RICHMOND BEACH
PHOENIX
TUCSON
ALBUQUERQUE
LUBBOCK
WICHITA FALLS
BIG SPRING
CUSHING
DALLAS
WEST TEXAS GULF
TYLER
SAN ANGELO
AMDEL
RED RIVER
LITTLE ROCK
EL DORADO
MEMPHIS
NASHVILLE
BRENTWOOD
MID VALLEY
LOLA
PALINE
KROTZ SPRINGS
ST JAMES

(1) As of June 30, 2017 financial statements in the Delek US 10Q and an 8K (Alon financial information at 6/30) filed on August 4, 2017.
(2) As of August 8, 2017 trading for Delek US stock.
(3) Consists of ownership in Delek Logistics Partners.
(4) Delek US closed the Alon transaction on July 1, 2017. Summary of assets acquired in that acquisition.

4

Delek Acquisition of Alon Creates Premier Permian Based Refining System DKL positioned to provide logistics support for 302,000 bpd of Crude Throughput Capacity (~69% Permian Basin Based) 5 • Created a premier Permian based refining company • 7th largest independent refiner with 302,000 barrels per day crude throughput capacity • Access to approximately 207,000 barrels per day of Permian sourced crude • Largest exposure to Permian crude of the independent refiners as percentage of crude slate • Permian Basin production expected to continue to grow • Improved drilling efficiencies have benefited production economics • DKL positioned to benefit by providing future logistics support to a larger refining system Permian Basin Crude Oil Production (2) Combined Access to Permian Basin Crude Permian Crude Access as % of Crude Slate (3) 1) Barclays research. Company reports. TSO includes WNR. 2) TPH Research report, “Oil Global Supply & Demand: Model Update”, Drillinginfo, EIA, - March 2017. 3) TPH Research; Crude slate - TSO includes WNR acquisition; PBF includes both Chalmette & Torrance 90 117 207 61% 75% 69% 0% 20% 40% 60% 80% 0 50 100 150 200 250 ALJ DK Combined % o f Cr u d e Sl at e In 0 0 0 b p d Refining Peers by Crude Capacity (Mbbls) (1) 185 302 443 879 1,149 1,794 2,107 2,485 CVR Energy Delek + Alon Holly Frontier PBF Energy Tesoro Marathon Petroleum Phillips 66 Valero 0% 20% 40% 60% 80% % o f cr u d e sl at e 0 1,000 2,000 3,000 4,000 5,000 2009 2011 2013 2015 2017E 2019E In 0 0 0 b p d

Delek Acquisition of Alon Creates Strong Platform for Logistics Growth Increases Dropdown Inventory; Growing Logistics Assets Support Larger Crude Sourcing and Product Marketing System 6 • Delek Logistics Partners provides platform to unlock logistics value • Increased access to Permian and Delaware basin through presence of Big Spring refinery • Improves ability to develop crude oil gathering and terminalling assets 1) Information for illustrative purposes only to show potential based on estimated dropdown assets listed. Actual amounts will vary based on market conditions, which assets are dropped, timing of dropdowns, actual performance of the assets and Delek Logistics in the future. Please see page 28 for reconciliation of the LTM period. 2) Based on 7x multiple. Assumed for illustrative purposes. Will vary based on market conditions and valuations at the time of the dropdown of each asset. 3) Please see slide 28 for a reconciliation of EBITDA. Strong EBITDA Growth Profile Supporting Distribution Growth (1) $101 $12 $34 $32 $179 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 LTM DKL EBITDA 6/30/17 Asphalt Drop down Inventory Big Spring Drop Down Inventory Krotz Springs Drop Down Inventory Total EBITDA Potential • Drop downs, excluding Krotz Springs, create significant cash flow to Delek US • $42-$50m EBITDA equates to ~$300-350m cash proceeds to DK (2) • Provides visibility for continued DKL LP double digit distribution growth • Significant GP benefits Dropdown Items from Alon Acquisition Estimated EBITDA ($ million / year) Asphalt Terminals $11-13 Big Spring Asphalt Terminal $9-11 Big Spring assets $8-10 Big Spring Wholesale Marketing $14-16 Total Excluding Krotz Springs $42-50 Krotz Springs assets $30-34 Total $72-84 (3) ($ in millions) Note: based on DKL LTM EBITDA + potential dropdowns

Delek Logistics Partners, LP Overview

NY008LRP - 912119_1.wor -L r - r- rLL P 912119_1.wo San Angelo Fort Worth Dallas Waco Tyler Shreveport Monroe El Dorado Beaumont New Orleans Little Rock Memphis Brentwood Nashville Knoxville Abilene Big Spring Krotz Springs NY008LRP - 912119_1.wor - rL 1.P 912119_ SALA GATHERING SYSTEM AR LA Magnolia El Dorado  ~765 miles (1) of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX  ~ 600 mile crude oil gathering system in AR  Storage facilities with 7.3 million barrels of active shell capacity  Rail Offloading Facility Pipelines/Transportation Segment  Wholesale and marketing business in Texas  9 light product terminals: TX, TN, AR  Approx. 1.2 million barrels of active shell capacity Wholesale/Terminalling Segment 8 (NY008LRP) 912119_1.wor1. r) 912119 rr) 912119 1.1.) 912119(NY008LRP _ o EAST TEXAS LOGISTICS SYSTEM Mt. Pleasant Big Sandy Longview Kilgore Henderson Tyler DELEK THIRD-PARTY ASSETS Enterprise Pipeline (Product) Delek US Refinery DELEK LOGISTICS (DKL) Product Terminal Product Tank Farm Product Pipeline Corporate Headquarters Crude Tank Farm Crude Pipeline Third Party Terminal West Coast Asphalt Terminals (2)  Mojave, Phoenix, Elk Grove and Bakersfield NY008LRP - 912119_1.wor - .P rL - .- .P rP r008L 912119_1LY R - . o - . Paramount/ Long Beach Mojave CA Bakersfield Elk Grove Flagstaff Phoenix NV AZ (1) Includes approximately 240 miles of leased pipeline capacity. (2) DK assets acquired through the ALJ acquisition which creates potential for drop-down assets to DKL. Drop-down subject to Delek Logistics' conflicts committee review and approval. Terminal Asphalt Terminal Stable Asset Base Positioned for Growth Growing logistics assets support crude sourcing and product marketing for customers

Contract Highlights • The Lion Pipeline System and SALA Gathering System are supported by a long-term contract that includes three take-or-pay commitments • Initial term of 5 years, maximum term of 15 years (2) • Crude oil transportation throughput of 60 MBbl/d in Q2 2017, supported by a MVC of 46 MBbl/d (3) • Refined products transportation throughput of 50 MBbl/d in Q2 2017, supported by a MVC of 40 MBbl/d • Crude oil gathering throughput of 16 MBbl/d in Q2 2017, supported by a MVC of 14 MBbl/d • East Texas Wholesale Marketing: contractual agreement with DK with MVC of 50 MBbl/d 1) Based on percentage of Q2 LTM 2017 gross margin earned from contracts. Duration excludes automatic renewal at Delek US’ option in future periods. 2) Maximum term assumes an extension of the commercial agreement pursuant to terms thereof. 3) Volumes gathered on the SALA Gathering System will not be subject to an additional fee for transportation on the Lion Pipeline System. 4) Gross margin generated from the minimum volume commitment provisions of each contract. 5) Gross margin generated by throughput volumes above the minimum volume commitment provision of each contract. 6) Gross margin generated by assets without contracts. 9 $23 $25 $26 $25 $28 $31 $32 $31 $32 $31 $28 $28 $29 $30 $3 $4 $4 $4 $3 $4 $5 $4 $4 $4 $4 $4 $3 $5 $6 $11 $4 $10 $4 $4 $4 $2 $1 $3 $2 $3 $5 $7 $31 $37 $37 $42 73% 62% 76% 65% 81% 78% 77% 82% 85% 79% 81% 79% 78% 73% $0 $10 $20 $30 $40 $50 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $ in m ill io n s Contracted Min Gross Margin Contracted Excess Gross Margin Uncontracted Gross Margin Contracted Min Gross Margin (% of total) 73% of 2Q17 Gross Margin from Minimum Volume Commitments 16% 1% 27% 56% < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years Duration of Contracts (1) (4) (5) (6) Multi-Year Contracts with Firm Commitments / MVCs

Improving Performance and Financial Flexibility to Support Growth 10 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing pro forma results forecasted performance for 12 months ending Sept. 30, 2013. Reconciliation on pg. 28 2) Reconciliation provided on page 28. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Also, excluded are predecessor costs related to the crude oil storage tank and rail offloading racks acquired in March 2015. Tyler assets were acquired in July 2013 and El Dorado assets acquired Feb. 2014. 3) Reconciliation on pg. 28. 4) Reconciliation on pg. 29. Solid Net Income and EBITDA performance since IPO in Nov. 2012 $36.0 $47.8 $72.0 $66.8 $62.8 $62.1 $48.9 $63.8 $95.4 $96.5 $97.3 $100.7 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 Forecast 12 Months Ended 9/30/13(1) 2013 (2) 2014 (2) 2015 (3) 2016 (3) 2017 LTM (3) $ in m ill io n s Net Income EBITDA $52.9 $80.3 $81.1 $81.7 $81.6 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 2013 2014 2015 2016 2017 LTM $ in m ill io n s Distributable Cash Flow DCF supported distribution growth (4) $242.0 $251.8 $351.6 $392.6 $392.0 $154.9 $440.8 $347.0 $301.4 $300.5 $539.0 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 12/31/14 12/31/15 12/31/16 3/31/17 6/30/17 $ in m ill io n s Revolver Excess Capacity Revolver Borrowings $250 million 6.75% Sr. Notes (net of discount/fees) Financial Flexibility to support continued growth

Increased Distribution with Conservative Coverage and Leverage 11 Distribution per unit has been increased eighteen consecutive times since the IPO Distributable Cash Flow Coverage Ratio (2)(3) Leverage Ratio (4) (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 29 for reconciliation. (3) 2Q17 based on total distributions payable on August 11, 2017. (4) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods. $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 $0.590 $0.610 $0.630 $0.655 $0.680 $0.690 $0.705 MQD (1) 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Increased 88% through 2Q 2017 distribution 1.39x 1.32x 1.35x 1.30x 1.61x 2.02x 1.42x 1.67x 1.23x 1.47x 1.50x 1.17x 1.19x 1.31x 0.99x 0.90x 0.98x 1.07x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q16 1Q17 2Q17 Avg. 1.35x in 2013 Avg. 1.68x in 2014 Avg. 1.37x in 2015 Avg. 1.09x in 2016 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 3.49x 3.48x 3.47x 3.70x 3.85x 3.83x 3.88x 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Avg. 1.03x in 2017

Going Forward Assets Positioned for Permian Basin Growth

1) Deutsche Bank Research, Permian Basin: “You are still the one” 11/28/16, breakeven based on flat natural gas of $3.00/MMbtu; NGLs priced 35% of WTI; regional commodity differential and 25% royalty. 2) EIA production data through July 17, 2017, Drilling Productivity Report; Baker Hughes rig count as of July 28, 2017. 3) WTI spot price as of July 28, 2017. 4) TPH Research report, “Oil Global Supply & Demand: Model Update”, Drillinginfo, EIA, - March 2017. 13 Crude Oil Production Grew Despite Rig Decline (2) Permian Basin Estimated Breakeven Crude Oil Price(1) $37.77 $37.95 $36.55 $39.57 $39.60 $39.86 $41.76 $42.39 $43.90 $45.20 $45.42 $45.51 $47.57 $47.68 $47.87 $49.27 $52.01 $52.45 $53.87 $54.83 $56.96 $59.52 $70.80 $- $20 $40 $60 $80 Lower Sprayberry - N Midland Eagle Ford - Oil Window Upper Wolfcamp - S Midland Upper Wolfcamp - N Midland STACK - Oil Window Bakken - Core - McKenzie Upper Wolfcamp - C Reeves Avalon Oil - New Mexico Upper Wolfcamp - S Reeves Niobrara - Middle Core MRL SCOOP -- Springer Bone Spring - NM Jo Mill - N Midland Middle Sprayberry - N Midland Niobrara - Middle Core XRL Bone Spring, TX Wolfcamp - NM Bakken - non core Eagle Ford - Condensate Lower Wolfcamp - C Reeves STACK - Condensate Brushy Canyon - NM Cline - N Midland 0 200 400 600 - 1,000 2,000 3,000 Jan-07 Jan-09 Feb-11 Mar-13 Apr-15 May-17 Ac tive Ri g C o u n t Cru d e O il P ro d . ( M B b l/ d ) Rig Count Oil Prod. (MBbl/d) Permian WTI $49.79 (3) Production continued to grow through the downturn in crude oil prices; Improved Efficiencies Permian Basin Attractive Drilling Economics Support Growth Permian Basin Crude Oil Production Growth (4) 0 2,000 4,000 2009 2011 2013 2015 2017E 2019E In 0 0 0 b p d WTI $/bbl (2) $- $50 $100 $150 Ja n -0 7 Ju l- 0 7 Ja n -0 8 Ju l- 0 8 Ja n -0 9 Ju l- 0 9 Ja n -1 0 Ju l- 1 0 Ja n -1 1 Ju l- 1 1 Ja n -1 2 Ju l- 1 2 Ja n -1 3 Ju l- 1 3 Ja n -1 4 Ju l- 1 4 Ja n -1 5 Ju l- 1 5 Ja n -1 6 Ju l- 1 6 Ja n -1 7 Ju l- 1 7

Joint Venture Pipeline Projects

Create platforms for future growth; Ability to leverage Permian position

Rio Pipeline (Delaware Basin)

- Rangeland (67%)/ Delek Logistics (33%)
- Cost: $119 million
- Capacity: 55,000 Bbl/d
- Length: 109 miles
- Completed: September 2016
- Benefiting from increased drilling activity in the area; offers connection to Midland takeaway pipelines



CARLSBAD
NM
TX
LOVING
RIO STATE LINE TERMINAL
RIO LINE
RIO MIDLAND DELIVERY
COLORADO CITY
MIDLAND
ODESSA
CRANE
PLAINS BASIN
SUNOCO WEST TEXAS GULF
BRIDGETEX
MAGELLAN LONGHORN
DELEK LOGISTICS (DKL)
PRODUCT TERMINAL
THIRD-PARTY CRUDE PIPELINE
RIO JV CRUDE PIPELINE
TANK FARM
PUMP STATION



TEXARKANA
MAGNOLIA
EL DORADO
El Dorado
Magnolia
TX
Sunoco Mid-Valley
HAYNESVILLE
Plains Red River
LONGVIEW
Sunoco
West Texas Gulf
Caddo
Exxon Northline
SHREVEPORT
BROWN
FINNEY
LA
DELEK LOGISTICS (DKL)
PRODUCT TERMINAL
THIRD-PARTY CRUDE PIPELINE
DKL CADDO JV CRUDE PIPELINE
DKL CRUDE PIPELINE
TANK FARM
THIRD-PARTY TANK FARM
PUMP STATION
DELEK REFINERY

Caddo Pipeline

- Delek Logistics (50%)/Plains (50%)
- Est. total cost: $123 million (1)
- Capacity: 80,000 Bbl/d
- Length: 80 miles
- Completed: January 2017
- Provides additional logistics support to El Dorado refinery with third crude supply source

- Delek Logistics target EBITDA multiple is 8x to 10x investment at the joint venture level (2)
- Delek US is an anchor shipper on both projects
- Delek Logistics received $780,000 distribution from Rio Pipeline and Caddo Pipeline JVs in 2Q 2017; expect $1.2 million in 3Q

(1) Estimated investment pending final construction amounts at Caddo.
(2) Actual performance will vary based on market conditions and operations which may change the actual multiple in future periods.

14

 Approximately 195 mile crude oil pipeline - Mainline pipeline flows from north to south  Capacity of ~36,000 bpd  Pipeline has been at capacity since March  Temporary FERC tariff in place to encourage spot shippers  Intend to move to base tariff as Permian activity increases and differentials weaken  Base FERC rate at $1.50/bbl and effective August 3 temporary incentive tariff of $0.75/bbl at 8,500 bbl/d or greater; $1.50/bbl at 8,499 bbl/d or lower  Flexibility to explore options for available capacity on this pipeline  Evaluations of potential increases in utilization and capacity of Paline system may offer future growth  Explore ability to reverse flow from the Gulf Coast to allow potential shippers to take advantage of crude oil price differentials Note: The previous contract that expired on June 30, 2016 had 35,000 Bbl/d of mainline capacity reserved for third parties to use exclusively during a term that began on January 1, 2015. Delek Logistics elected to extend the contract at 10,000 Bbl/d from July 1, 2016 to December 31, 2016. Following the December 31, 2016 expiration, volume shipped is subject to the FERC tariff and incentive rates that are currently in place. 15 Asset Overview: Paline Pipeline

16 West Texas Wholesale Business Benefiting from Permian Activity West Texas Wholesale and Marketing Gross Margin 13,377 Bbl/d 14,353 Bbl/d 15,493 Bbl/d 16,523 Bbl/d 18,156 Bbl/d 16,707 Bbl/d 16,357 Bbl/d West Texas Wholesale and Marketing • Operates in an area around the Permian Basin • Purchases refined products from third parties for resale at owned and third party terminals in west Texas • Includes ethanol blending activity • Positioned to benefit from positive industry dynamics: • Drilling rig count has increased since May 2016, there are currently 379 rigs operating in the Permian Basin(2) • Improved efficiencies in the Permian Basin have benefitted rig production levels • Forecast for continued production growth • Current takeaway pipeline capacity is adequate • Potential for tight production/takeaway capacity in future (1) (1) (1) (1) ($ in millions) 1.9 2.0 2.5 3.3 3.7 3.9 0.0 1.0 2.0 3.0 4.0 5.0 2015A 2016A 2017E 2018E 2019E 2020E Substantial Increase in Permian Production Expected(3) (MMBbl/d) 14,467 Bbl/d 13,257 Bbl/d (1) (1) 1) RINs gross margin benefit included in the 2013 west Texas gross margin per barrel was approximately $6.4 million, or $0.99/Bbl, 2014 gross margin included $4.6 million, or $0.75/Bbl, 2015 gross margin included $5.3 million, or $0.89/Bbl, 2016 gross margin included $6.7 million, or $1.39/Bbl, 2Q16 YTD gross margin included $2.8 million, or $1.15/Bbl, and 2Q17 gross margin included $2.4 million, or $0.95/Bbl. 2) Source: Baker Hughes Drilling Rig report through July 28, 2017. 3) TPH research report, “Oil Global Supply & Demand” March 2017. $7.2 $7.6 $8.5 $15.5 $14.0 $28.2 $8.0 $6.9 $2.5 $8.7 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2009 2010 2011 2012 2013 2014 2015 2016 Q2'16 YTD Q2'17 YTD 13,377 Bbl/d 14,353 Bbl/d 15,493 Bbl/d 16,523 Bbl/d 18,156 Bbl/d 16,707 Bbl/d 16,357 Bbl/d 13.482 Bbl/d 13.942 Bbl/d , l/

Several Visible Pathways for Potential Growth

Ability to Leverage Relationship with Delek US

Potential Benefits from DK Acquisition of ALJ	▪ Delek US acquired the remaining 53% of the outstanding common stock of Alon USA that it does not already own on July 1, 2017 ▪ Creates the premier Permian based refining system with ~200,000 bpd of Permian crude access [(1)] ▪ DKL well positioned to support future logistics projects in the Permian Basin for this system ▪ Potential for \$72 to \$84 million of logistics EBITDA to be dropped down to DKL in the future[(2)]
Benefit from Growth	▪ Improvement in throughput capability and/or flexibility at Delek US' refineries[(3)] in 2014 and 2015 was supported by DKL logistics assets

Focus on continued distribution growth

Distribution	▪ Target 10% minimum distribution per LP unit annual growth through 2019 ▪ Driven by organic growth at DKL and potential increased drop down inventory at sponsor ▪ Contracts expiring in 2017 have been extended by Delek US for additional five year option
Organic Growth	▪ Joint venture pipeline projects expected to contribute DCF growth in 2017 ▪ Focus on incremental improvements in existing asset base
Opportunities	▪ Potential growth in RIO and Caddo joint venture projects ▪ Greenfield pipeline projects in Midland

Financial Flexibility provides ability to be opportunistic

Acquisitive Growth	▪ Proven ability to make 3rd party asset acquisitions (4 since 2013) ▪ Ability to utilize relationship with Delek US to make acquisitions (asset/corporate)

(1) Please see slide 5 for additional information related to Delek US' position in the Permian.
(2) Please see slide 6 for additional information related potential drop down assets at Delek US.
(3) Based on Delek US' announced changes for its refineries; actual results may vary based on each refinery's respective operating rate.

Delek LOGISTICS

17

Peer Comparisons(1) 18 Current Yield as of 8/8/2017 Leverage Ratio (1) 2.5x 2.9x 3.4x 3.5x 3.8x 3.9x 4.3x 4.6x 4.6x 5.4x 6.2x - 1.0 2.0 3.0 4.0 5.0 6.0 7.0 WNRL VLP MMP PSXP MPLX DKL EPD HEP ETP ANDX PAA 11.4% 10.8% 9.1% 8.9% 7.7% 7.6% 7.6% 6.6% 6.4% 5.3% 5.2% 4.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% ETP PAA DKL PBFX ANDX HEP WNRL MPLX EPD MMP PSXP VLP (1) Based on 2Q 2017 reported results. Peer information based on company reports and Factset/NASDAQ 8/8/17.

19 Questions and Answers Majority of assets support Delek US‘ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US related to capex/opex reimbursement and limit Delek US force majeure abilities Limited commodity price exposure Primarily traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 21  Inland refinery located in East Texas  75,000 bpd, 8.7 complexity  Primarily processes inland light sweet crudes (100% in 2016) El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 10.2 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude (1) As reported by Delek US.  Located in the Permian Basin  73,000 bpd, 10.5 complexity  Processes WTI and WTS crude Krotz Springs Refinery (1) Big Spring Refinery (1)  74,000 bpd, 8.4 complexity  Permian Basin, local and Gulf Coast crude sources

Asset Overview: Lion Pipeline System and SALA Gathering 22 SALA Gathering System • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’ El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Crude price environment plays role in production from local producers. 15,900 17,676 20,747 22,152 22,656 20,673 17,756 18,645 16,242 - 5,000 10,000 15,000 20,000 25,000 30,000 2010 2011 2012 2013 2014 2015 2016 2Q16 YTD 2Q17 YTD B ar re ls p er d ay SALA Gathering Crude Volume (bpd) (1) 46,515 47,906 54,960 56,555 56,322 59,351 49,694 53,461 57,366 52,071 53,725 50,583 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2013 2014 2015 2016 Q2 2016 YTD Q2 2017 YTD B ar re ls p er d ay Lion Pipeline System Crude Volume (bpd) Refined product (bpd) Lion Pipeline System • Provides non-gathered crude oil to Delek US’ El Dorado refinery and connects to Enterprise TE Products Pipeline to move finished products. • Crude and light product throughput benefitted from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amount in 2010 are based on previous ownership data.

19 13 75 97 107 122 123 122 2011 2012 2013 2014 2015 2016 Q2 2016 YTD Q2 2017 YTD Terminalling Assets (1) • Refined products terminalling services for Delek US and/or third parties • Comprised of terminals located in: • Memphis and Nashville, TN; • Tyler, Big Sandy (1) and Mt. Pleasant, TX; • El Dorado and North Little Rock, AR • Delek US Tyler refinery turnaround and expansion lowered volumes in 1Q15 - 3 6 9 12 2011 2012 2013 2014 2015 2016 West Texas Wholesale Other Terminals Drop Down Terminals (1) Big Sandy was not operating during 2011, 2012 and the majority of 2013. However, contract with Delek US has a minimum throughput requirement of 5,000 Bbl/d along with a minimum storage requirement. For reporting purposes, San Angelo and Abilene terminals are included in the west Texas wholesale business. The remaining are in terminalling. (2) Excludes approximately 10 MBbls of shell capacity that is not currently in service. (3) Includes effect of Tyler refinery turnaround during 1Q 2015. 23 Asset Overview: Terminalling Terminal Count Volume (MBbl/d) (3) Location Number of Tanks Active Shell Capacity (MBbls) Number of Truck Loading Lanes Truck Loading Capacity (MBbl/d) Big Sandy, TX --- --- 3 25 Memphis, TN 12 126 3 20 Nashville, TN (2) 10 128 2 15 Tyler, TX --- --- 11 91 North Little Rock, AR --- --- 2 17 El Dorado, AR --- --- 3 35 Mount Pleasant, TX 7 175 3 10 Terminalling Asset Detail (1)

Summary of Certain Contracts (8)

Initial / Maximum Term [1]	Service	Six Months Ended June 30, 2017 Throughput (bpd)[2]	Minimum Commitment (bpd)	Current Tariff / Fee	Tariff / Fee Index [10]	Termination Provision: Refinery Shutdown	Termination Provision: Force Majeure
Paline Pipeline							
	Crude Oil Transportation	N/A	N/A	Base tariff of $1.50/Bbl with volume incentive rates available [6]	FERC	N/A	N/A
						N/A	N/A
Lion Pipeline System (and SALA Gathering System)							
Five / Fifteen Years	Crude Oil Transportation	59,351	46,000 [3]	$0.9483/Bbl [4]	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	50,583	40,000	$0.1115/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	16,242	14,000	$2.5503/Bbl [4]	FERC		
East Texas Crude Logistics							
Five / Fifteen Years	Crude Oil Transportation	14,876	35,000	$0.4463/Bbl [5]	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$278,923 per month	FERC		
East Texas Marketing							
Ten [7]	Marketing - Tyler Refinery	70,677	50,000	$0.7774/Bbl<50 kbpd; $0.7376/Bbl>50 kbpd [7]	CPI-U		
Memphis Terminal							
Five / Fifteen Years	Dedicated Terminalling Services	6,536	10,000	$0.5578/Bbl	FERC		
North Little Rock Terminal							
Eight / Sixteen Years	Dedicated Terminalling Services	8,585	8,100	$0.2945/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$63,977 per month	PPI-fg		
Big Sandy Terminal & Pipeline							
Five / Fifteen Years	Dedicated Terminalling Services	5,794	5,000	$0.5565/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	5,740	5,000	$0.5565/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$55,735 per month	FERC		
Tyler							
Eight / Sixteen Years	Dedicated Terminalling Services	71,968	50,000	$0.3554/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$832,530 per month	PPI-fg		
Eight / Sixteen Years	Crude Oil Storage	N/A	N/A	$182,790 per month	PPI-fg	Not applicable to this asset	
El Dorado							
Eight / Sixteen Years	Dedicated Terminalling Services	14,725	22,500	$0.5078/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	PPI-fg		
Nine / Fifteen Years	Crude Oil Offloading [9]	N/A	N/A	$1.0155/bbl light; $2.2849/bbl heavy	PPI-fg		

Delek LOGISTICS

24

Summary of Certain Contracts - footnotes 25 (1) Maximum term assumes an extension of the commercial agreement pursuant to the terms thereof. Please note some terms began as early as Nov. 7, 2012. (2) Represents average daily throughput for the period indicated. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.682/Bbl. (6) Current base FERC tariff of $1.50 per barrel. A temporary incentive tariff of $0.75/bbl if a shipper volume is 8,500 bpd or greater; and $1.50/bbl if a shipper volume is 8,499 bpd or lower are in currently in place. Previous capacity lease agreement for 35,000 bpd equates to approximately $1,700,000 per month from Jan. 1, 2015 to Jun. 30, 2016 that entitled third parties to their respective capacities on this pipeline. From July 1, 2016 to December 31, 2016 the capacity lease agreement was for 10,000 bpd and equates to approximately $410,000 per month. The pipeline now has a FERC tariff for potential shippers. (7) Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. The tariff per barrel is based on volume in each period. (8) For more detailed information regarding certain contracts, refer to documents filed with the SEC, including the Annual Reports filed on Form 10-K, Quarterly Reports filed on Form 10-Q, Current Reports on Form 8-K and 8-K/A filed on Nov. 7, 2012, Jul. 31, 2013, Aug. 1, 2013, Feb. 14, 2014 and Apr. 6, 2015. (9) Crude oil offloading throughput agreement includes an obligated minimum quarterly throughput fee of $1.5 million for throughput of a combination of light and heavy crude. (10) The tariff/fee index can increase or decrease based on the index change pursuant to each contract.

Amended and Restated Omnibus Agreement 26 Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities, including environmental and other liabilities, relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement, please refer to documents filed with the SEC, including the Current Report on Form 8-K filed Apr. 6, 2015 and the quarterly report 10Q filed August 6, 2015, as amended on November 6, 2015.

Summary Organization Structure 27 36.5% interest Limited partner-common 94.6% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 61.5% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK (1) Currently a 5.4% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Income Statement and Non-GAAP EBITDA Reconciliation

	Forecast 9/30/13 (1)(2)(3)	1Q13 (4)	2Q13 (4)	3Q13 (4)	4Q13 (4)	2013 (4)	1Q14 (4)	2Q14	3Q14	4Q14	2014 (4)
Total Net Sales	**$797.1**	**$210.9**	**$230.1**	**$243.3**	**$223.1**	**$907.4**	**$203.5**	**$236.3**	**$228.0**	**$173.3**	**$841.2**
Cost of Goods Sold	(721.8)	(187.9)	(208.0)	(218.2)	(197.3)	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)
Operating Expenses	(18.7)	(5.9)	(6.1)	(6.6)	(7.2)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)
Contribution Margin	**$56.6**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$70.3**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$106.0**
Depreciation and Amortization	(9.3)	(2.4)	(2.4)	(2.6)	(3.4)	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)
General and Administration Expense	(7.7)	(1.7)	(1.1)	(1.8)	(1.7)	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)
Gain (Loss) on Asset Disposal	-	-	-	-	(0.2)	(0.2)	-	(0.1)	-	-	(0.1)
Operating Income	**$39.6**	**$13.1**	**$12.6**	**$14.0**	**$13.3**	**$53.2**	**$16.8**	**$24.4**	**$17.5**	**$22.1**	**$80.8**
Interest Expense, net	(3.6)	(0.8)	(0.8)	(1.2)	(1.8)	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)
(Loss) Income from Equity Method Invesments											
Income Taxes	-	(0.1)	(0.1)	(0.3)	(0.2)	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)
Net Income	**$36.0**	**$12.2**	**$11.8**	**$12.5**	**$11.3**	**$47.8**	**$14.7**	**$21.8**	**$15.1**	**$20.5**	**$72.0**
EBITDA:											
Net Income	$36.0	$12.2	$11.8	$12.5	$11.3	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0
Income Taxes	-	0.1	0.1	0.3	0.2	0.8	0.1	0.3	0.2	(0.5)	0.1
Depreciation and Amortization	9.3	2.4	2.4	2.6	3.4	10.7	3.4	3.5	3.7	3.9	14.6
Interest Expense, net	3.6	0.8	0.8	1.2	1.8	4.6	2.0	2.3	2.2	2.1	8.7
EBITDA	$48.9	$15.5	$15.0	$16.6	$16.7	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4

	1Q15 (5)	2Q15	3Q15	4Q15	2015	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17
Total Net Sales	**$143.5**	**$172.1**	**$165.1**	**$108.9**	**$589.7**	**$104.1**	**$111.9**	**$107.5**	**$124.7**	**$448.1**	**$129.5**	**$126.8**
Cost of Goods Sold	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)	(66.8)	(73.1)	($73.5)	($88.8)	(302.2)	(92.6)	(85.0)
Operating Expenses	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)	(10.5)	(8.7)	($9.3)	($8.8)	(37.2)	(10.4)	(10.0)
Contribution Margin	**$24.5**	**$28.8**	**$29.1**	**$26.2**	**$108.6**	**$26.8**	**$30.0**	**$24.7**	**$27.2**	**$108.7**	**$26.5**	**$31.8**
Depreciation and Amortization	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)	(5.0)	(4.8)	($5.4)	($5.6)	(20.8)	(5.2)	(5.7)
General and Administration Expense	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)	(2.9)	(2.7)	($2.3)	($2.3)	(10.3)	(2.8)	(2.7)
Gain (Loss) on Asset Disposal	-	-	-	(0.1)	(0.1)	0.0	-	($0.0)	$0.0	0.0	(0.0)	0.0
Operating Income	**$17.1**	**$21.1**	**$21.8**	**$17.9**	**$77.9**	**$19.0**	**$22.5**	**$17.0**	**$19.2**	**$77.7**	**$18.5**	**$23.4**
Interest Expense, net	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)	(3.2)	(3.3)	($3.4)	($3.7)	(13.6)	(4.1)	(5.5)
(Loss) Income from Equity Method Invesments		(0.1)	(0.3)	(0.1)	(0.6)	(0.2)	(0.2)	($0.3)	($0.4)	(1.2)	0.2	1.2
Income Taxes	(0.3)	(0.1)	(0.1)	0.6	0.2	(0.1)	(0.129)	($0.1)	$0.3	(0.1)	(0.1)	(0.1)
Net Income	**$14.6**	**$18.3**	**$18.6**	**$15.3**	**$66.8**	**$15.4**	**$18.9**	**$13.2**	**$15.3**	**$62.8**	**$14.6**	**$19.0**
EBITDA:												
Net Income	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8	$14.6	$19.0
Income Taxes	0.3	0.1	0.1	(0.6)	(0.2)	0.1	0.1	$0.1	($0.3)	0.1	0.1	0.1
Depreciation and Amortization	4.0	4.7	4.5	5.9	19.2	5.0	4.8	$5.4	$5.6	20.8	5.2	5.7
Interest Expense, net	2.2	2.6	2.8	3.0	10.7	3.2	3.3	$3.4	$3.7	13.6	4.1	5.5
EBITDA	$21.1	$25.7	$26.1	$23.6	$96.5	$23.7	$27.1	$22.0	$24.4	$97.3	$23.9	$30.3

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 9/30/13 period presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.
Note: May not foot due to rounding.

28

Reconciliation of Cash Available for Distribution 29 (1) Distribution for forecast period based on $1.50 per unit; Distribution for year ended December 31, 2013, 2014, 2015 and 2016 based on actual amounts distributed during the periods; does not include a LTIP accrual. Coverage is defined as cash available for distribution divided by total distribution. (2) Results in 2013, 2014 and 2015 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Note: May not foot due to rounding and annual adjustments that occurred in year end reporting.

Non GAAP Reconciliations of Potential Dropdown EBITDA (1) 30 (1) Based on projected range of potential future logistics assets that could be dropped to Delek Logistics from Delek US in the future. Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. Reconciliation of Forecasted Logistics Dropdown EBITDA to Forecasted Amounts under US GAAP Delek Logistics Partners LP ($ in millions) Forecasted Net Income Range 13.6$ 15.9$ Add: Depreciation and amortization expenses 33.6$ 39.2$ Add: Interest and financing costs, net 24.8$ 28.9$ Forecasted EBITDA Range 72.0$ 84.0$ Potential Dropdown Range

31 Investor Relations Contact: Kevin Kremke Keith Johnson Executive Vice President Vice President of Investor Relations 615-224-1323 615-435-1366